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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event report) August 11, 1997

                              LSB BANCSHARES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                 North Carolina
                 (State or Other Jurisdiction of Incorporation)

               0-11448                                  56-1348147
       (Commission File Number)            (I.R.S. Employer Identification No.)

                 One LSB Plaza, Lexington, North Carolina 27292
               (Address of Principal Executive Offices) (Zip Code)

                                 (910) 248-6500
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Effective August 11, 1997, Old North State Bank ("ONSB") merged with and into Lexington State Bank (the "Merger"), a subsidiary of LSB Bancshares, Inc., a bank holding company (the "Company"). The Merger occurred pursuant to an Agreement and Plan of Reorganization and Merger (the "Merger Agreement") dated as of March 14, 1997 by and among the Company, Lexington State Bank and ONSB.

Pursuant to the Merger Agreement, each outstanding share of ONSB common stock was converted into .938 shares of the Company's common stock, $5 par value per share. An aggregate of 1,507,719 shares of the Company's common stock were issued in the Merger. The Company paid cash in lieu of fractional share interests at $20.24 per fractional share of ONSB common stock. Outstanding options and warrants to purchase ONSB's common stock were converted into options and warrants to purchase shares of the Company's common stock based upon the same exchange rate. The shareholders of the Company and ONSB approved the Merger at meetings held on August 1, 1997. The Federal Deposit Insurance Corporation approved the Merger on July 25, 1997, and the North Carolina Banking Commission approved the Merger on July 23, 1997.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial statements of businesses acquired.*

(b)      Pro forma financial information.*

(c)      The following exhibits are filed herewith:

Exhibit No.   Description of Exhibit
-----------   ----------------------

     2 Agreement and Plan of Reorganization and Merger dated March 14, 1997 by and among LSB Bancshares, Inc., Lexington State Bank, and Old North State Bank.


* Not currently available. To be filed by amendment pursuant to Items 7(a)(4) and 7(b)(2) of Form 8-K not later than October 25, 1997.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LSB BANCSHARES, INC.



Date: August 25, 1997                   By: /s/ Monty J. Oliver
      ----------------------                -------------------------------
                                            Monty J. Oliver
                                            Executive Vice President



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                                  EXHIBIT INDEX




Exhibit No.   Description of Exhibit
-----------   ----------------------

     2 Agreement and Plan of Reorganization and Merger dated March 14, 1997 by and among LSB Bancshares, Inc., Lexington State Bank, and Old North State Bank.